UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34565	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1435 Crossways Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Monarch Financial Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 8, 2014 (the “Annual Meeting”). At the Annual Meeting, the shareholders for the Company re-elected three Class III directors to serve for three-year terms. The shareholders approved in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement. The shareholders approved the 2014 Equity Incentive Plan. The shareholders also ratified the appointment of independent accountants for the fiscal year ended December 31, 2014. The voting results for each proposal are as follows:

1.	To elect three Class III directors to serve for terms of three years each expiring at the 2017 annual meeting of shareholders:

	For	Withheld	Non-vote
Joe P. Covington, Jr.	5,624,853	455,418	2,374,807
E. Neal Crawford, Jr.	5,361,756	718,515	2,374,807
Dwight C. Schaubach	5,627,340	452,931	2,374,807

2.	To approve, in an advisory, non-binding vote, the compensation of the Company’s named executive officers disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Vote
5,639,362	51,048	389,860	2,374,808

3.	To approve the 2014 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
4,139,344	1,894,324	46,601	2,374,809

4.	To ratify the appointment of independent accountants for the fiscal year ended December 31, 2014.

Ratified, the appointment of Yount, Hyde and Barbour, PC, as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ended December 31, 2014.

For	Against	Abstain
8,409,719	2,001	43,358

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: May 9, 2014	/s/ Brad E. Schwartz
Brad E. Schwartz
Chief Executive Officer

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